EXHIBIT 10.16

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH DELETIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

GUARANTEE OF CREDIT FACILITY

THIS Guarantee of Credit Facility is entered into among Nevada Gold and Casinos, Inc., (referred to below as “Borrower”); Black Hawk Gold, LTD (referred to below as “Guarantor”); and * (referred to below as "Lender').

GUARANTEE of Credit Facility. For valuable consideration, Guarantor does hereby unconditionally guarantee the performance by Borrower of all of the terms, conditions and duties of Borrower, or any Guarantor, under the terms of that certain document entitled, “Amended and Restated Credit Facility” (“Credit Facility”) providing for a Fifty Five Million Dollar ($55,000,000.00) line of credit executed January 19, 2006, together with all such other and further documents, Notes, undertakings, Security Agreements, Commercial Pledge Agreements, Schedules and other instruments executed pursuant thereto. There are no conditions precedent, doctrines of marshalling, or other legal or equitable duties enforceable against the Lender or in favor of the Borrower or Guarantor which require the Lender to take any action against the Borrower or any other party or person prior to exercising her rights under this guarantee and any other instrument executed pursuant to the Credit Facility. This guarantee shall be interpreted to the broadest scope possible in favor of the Lender and shall be interpreted, if necessary to carry out the foregoing, as though Guarantor were the Borrower.

This guarantee is secured by a commercial pledge agreement entered into contemporaneously with this guarantee.

This guarantee shall extend to all future advances, modifications, extensions and/or amendments of the terms of the Credit Facility and any instruments executed pursuant to the Credit Facility. Lender shall be under no obligation to inform Guarantor of any such future advances, modifications, extensions and/or amendments of the terms of the Credit Facility and any instruments executed pursuant to the Credit Facility and all such events shall give rise to guarantee liability hereunder as though existing on the date of the execution of this guarantee.

All terms of the Credit Facility and Commercial Pledge Agreement are incorporated herein by reference as though set forth at length herein. Guarantor acknowledges that it has had the opportunity to fully and completely review the Credit Facility and all instruments executed thereunder.

Executed this 19th day of January, 2006.

Guarantor:

Black Hawk Gold, Ltd.

By:   /s/ H. Thomas Winn

Its President